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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 27, 2002



                                 Luigino's, Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


        333-76569                                             59-3015985
 (Commission File Number)                                   (IRS Employer
                                                          Identification No.)


                              525 Lake Avenue South
                             Duluth, Minnesota 55802
              (Address of Principal Executive Offices and Zip Code)


                                 (218) 723-5555
              (Registrant's telephone number, including area code)

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Item 5.  Other Events and Regulation FD Disclosure.

         Luigino's, Inc. (the "Company") has entered into a secured Credit Agreement dated as of September 27, 2002 among the Company, the banks party thereto and LaSalle Bank National Association, in its capacity as agent for such banks (the "Credit Agreement"). The indebtedness and related financial accommodations (including, without limitation, all obligations with respect to interest rate and foreign exchange swaps) incurred by the Company and its subsidiaries under the Credit Agreement will be used by the Company to refinance the indebtedness incurred by the Company and its subsidiaries in connection with the credit facility and related financial accommodations (including, without limitation, all obligations with respect to interest rate and foreign exchange swaps) provided to them in connection with the Credit Agreement dated as of February 9, 2001 among the Company, the banks party thereto and Bank One, N.A., as agent.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired:

                           Not Applicable.

         (b)      Pro forma financial information:

                           Not Applicable.

         (c)      Exhibits:

                           See Exhibit Index on page following Signatures.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LUIGINO'S, INC.


                                          By:  /s/ Thomas W. Knuesel
                                            ------------------------------------
                                                   Thomas W. Knuesel
Dated:  October 3, 2002                            Chief Financial Officer


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                                  EXHIBIT INDEX

                                 Luigino's, Inc.
                             Form 8-K Current Report

Exhibit Number        Description

    10.1 Credit Agreement dated as of September 27, 2002 among Luigino's, Inc., the banks party thereto and LaSalle Bank National Association, in its capacity as agent for such banks.